                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         TESORO PETROLEUM CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                          TESORO PETROLEUM CORPORATION

                            ------------------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 1996

                            ------------------------

     The 1996 Annual Meeting of Stockholders of Tesoro Petroleum Corporation will be held at the Hilton Palacio del Rio Hotel, 200 South Alamo Street, San Antonio, Texas, at 10:00 A.M. Central time on Thursday, June 6, 1996, for the following purposes:

     1.   To elect eight directors of the Company;

     2. To consider and act upon a proposal to increase the number of shares which can be granted under the Executive Long-Term Incentive Plan and limit the awards of restricted stock under such plan;

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1996; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 25, 1996, are entitled to notice of and to vote at the annual meeting.

                                            By Order of the Board of Directors,

                                            JAMES C. REED, JR.
                                                Secretary

May 3, 1996
San Antonio, Texas
                            ------------------------

     YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          TESORO PETROLEUM CORPORATION

                                PROXY STATEMENT

                            ------------------------

                      1996 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 1996

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Tesoro Petroleum Corporation ("Tesoro" or the "Company") of proxies to be voted at the 1996 Annual Meeting of Stockholders to be held on Thursday, June 6, 1996, and at any adjournment thereof.

     Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted (i) for the directors nominated for election at the meeting, (ii) in favor of the proposal to increase the number of shares which can be granted under the Executive Long-Term Incentive Plan and limit the awards of restricted stock under such plan, and
(iii) for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1996. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company at any time before it is voted.

     At the close of business on April 25, 1996, the record date for the 1996 annual meeting, there were outstanding and entitled to vote 25,927,724 shares of Common Stock of the Company. The holders of Common Stock are entitled to one vote for each share held by them on all matters submitted to them. The Company has no other voting securities outstanding.

     A copy of the Annual Report of the Company, including financial statements and a description of the Company's operations for fiscal year 1995, has previously been mailed to all stockholders as of the record date. Such Annual Report is not incorporated herein by reference.

     The principal executive offices of the Company are located at 8700 Tesoro Drive, San Antonio, Texas 78217. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about May 3, 1996.

                           1.  ELECTION OF DIRECTORS

     At the 1996 annual meeting, the stockholders are requested to elect eight directors to hold office until the 1997 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

     The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and the Company's Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("Abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors, will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

     Michael D. Burke resigned as a director of the Company on January 12, 1996, to focus his full time and attention on building his new business. Peter M. Detwiler retired from the Company's Board of Directors on March 10, 1996, in order to devote more time to his other business interests. In connection with the recent formation of the Governance Committee of the Board of Directors, the Board approved a retirement policy and term limits policy for directors. Under the retirement policy, a person may not stand for election if he or she would attain age 72 during the term to which he or she would be elected. Under the term limits policy, no non-management director may serve for more than 15 years. As a result of these policies, John J. McKetta, Jr., who joined the Board in 1980, will not be able to stand for reelection at the 1996 annual meeting. Although Robert J. Caverly would exceed the age limit, he has been asked, for continuity purposes, to serve an additional one-year term as Chairman Emeritus and as Chairman of the Governance Committee if elected as a director at the annual meeting. The Company greatly appreciates the dedicated service and leadership that Mr. Burke, Mr. Detwiler and Dr. McKetta have provided to the Company.

     On December 26, 1995, the Stockholders' Committee for New Management of Tesoro Petroleum Corporation (the "Committee"), comprised of five holders of the Company's Common Stock, announced its intention to engage in a solicitation (the "Solicitation") of written consents for the primary purpose of removing the then current members of the Board and replacing them with a new board. In connection therewith, the Committee filed with the Securities and Exchange Commission ("SEC") Schedule 13D and preliminary Schedule 14A statements relating thereto. Also, on December 26, 1995, in a related action the Committee filed suit in the U.S. District Court for the Western District of Texas against Tesoro and its Chief Executive Officer, Bruce A. Smith. On January 8, 1996, the defendants filed their answer to the lawsuit, and the Company asserted various counterclaims relating to the Solicitation, including an allegation that Ardsley Advisory Partners ("Ardsley"), the Company's largest stockholder, was part of the Committee. On March 1, 1996, the Committee filed a definitive Schedule 14A with the SEC and thereafter commenced the Solicitation. The Company responded with its own materials seeking revocation of consents.

     On April 4, 1996, a settlement was reached between the Committee and certain related parties (the "Solicitation Parties"), the Company and Ardsley. The settlement generally provides that (i) the parties shall promptly file a stipulation of dismissal, without prejudice and costs, of all claims in the U.S. District Court; (ii) the Solicitation Parties will terminate the Solicitation and will withdraw its alternate slate of directors for the 1996 annual meeting;
(iii) the Solicitation Parties severally have agreed, among other things, that for a period beginning as of April 4, 1996, and ending on the earlier of the day after the Company's 1999 annual meeting or June 30, 1999 (the "Standstill Period"), he or it shall not in any way, directly or indirectly, without the approval of the Board, make, encourage, participate or assist in (a) any attempt to take control of the Company, (b) any consent solicitation to remove any member of the Company's Board of Directors, (c) any solicitation of proxies to vote or become a participant in any election contest to remove any member of the Company's Board of Directors, (d) the nomination or election of any alternate director or slate of directors proposed from the floor at any meeting of the Company's stockholders, or (e) any offers or indications of interest with respect to the acquisition or disposition of the Company or any of its business units; (iv) Tesoro's Board of Directors will be expanded to nine members with the addition of Alan Kaufman, M.D., a Committee member, Sanford B. Prater, a Partner of Ardsley, the Company's largest stockholder, and a third individual to be selected by the Governance Committee of the Board of Directors by July 31, 1996, who will have no prior connection to the Company, the Solicitation Parties or Ardsley (Dr. Kaufman and Mr. Prater became members of the Board effective April 12, 1996); each of these persons will be nominated for election as part of the Board's recommended slate throughout the Standstill Period, except that (a) in the case of Dr. Kaufman, he shall not be replaced if he dies, resigns or is removed pursuant to the terms of the settlement agreement (in the event any of the Solicitation Parties breaches the terms of the standstill, confidentiality and non-disparagement provisions of the settlement agreement or in the event Dr. Kaufman reduces his holdings of Company Common Stock below 400,000 shares or votes for any nominee for director other than those supported by a majority of the Board), or (b) in the case of Ardsley, its designee shall not be replaced if such director resigns or is removed pursuant to the terms of the settlement agreement (in the event of a breach by Ardsley of the confidentiality provisions of the settlement agreement, or in the event that Ardsley's holdings of Company Common Stock are reduced to 50 percent or less of the number of shares held as of April 4, 1996, or Ardsley agrees or takes any action to support a change of control of Tesoro or the election to the Board of any person other than a Board nominee); (v) Ardsley shall vote all shares owned by Ardsley in favor of the entire slate proposed for election at the 1996 annual meeting; (vi) in consideration of the above and in order to eliminate future legal fees and expenses associated with continued protracted litigation and the Solicitation, the Company agreed, subject to its right to examine all invoices, to reimburse the Solicitation Parties for a portion of their reasonable out-of-pocket expenses and legal fees incurred in connection with the lawsuit and the Solicitation (up to a maximum of $700,000) and to reimburse Ardsley for a portion of its reasonable expenses and legal fees incurred in the lawsuit up to a maximum of $200,000; and (vii) provided that the parties have complied with all material obligations under the settlement agreement, at the conclusion of the Standstill Period mutual releases will be exchanged with respect to all claims and counterclaims asserted in the U.S. District Court, and in the interim the parties covenant not to sue each other and to toll the running of any applicable statutes of limitation with respect to any such claims.

     The Governance Committee has not yet selected the third individual referred to above; therefore, although the number of directors has been set at nine, the stockholders are being asked to elect eight directors to hold office until the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and proxies cannot be voted for more than eight nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and the notes thereto has been furnished to the Company by the respective nominees.

                                               SERVED AS
                                              DIRECTOR OF
                                   AGE AT     THE COMPANY
                                  APRIL 25,  OR PREDECESSOR  OTHER POSITIONS AND OFFICES
           NAME(1)                  1996     COMPANIES FROM        WITH THE COMPANY
- --------------------------------  ---------  --------------  ----------------------------
Robert J. Caverly...............      77          1992             Chairman of the
                                                             Board of Directors(1)(2)(3)
Steven H. Grapstein.............      38          1992           Vice Chairman of the
                                                               Board of Directors(3)(4)
Alan J. Kaufman.................      58          1996
Raymond K. Mason, Sr............      69          1983
Sanford B. Prater...............      48          1996
Bruce A. Smith..................      52          1995           President and Chief
                                                                 Executive Officer(1)
Patrick J. Ward.................      65          1996
Murray L. Weidenbaum............      69          1992               (1)(2)(3)(4)

- ---------------

(1) Member of the Executive Committee (Mr. Caverly, Chairman). Mr. Smith has been elected Chairman of the Board of Directors effective as of the 1996 Annual Meeting of Stockholders, subject to his election as a director at the meeting.

(2) Member of the Compensation Committee (Mr. Caverly, Acting Chairman).

(3) Member of the Governance Committee (Mr. Caverly, Chairman).

(4) Member of the Audit Committee (Dr. Weidenbaum, Chairman).

                            ------------------------

     Robert J. Caverly was elected Chairman of the Company's Board of Directors, a non-officer position, in May 1995. Mr. Caverly was Vice Chairman of the Board of Directors from February 1995 until May 1995. Mr. Caverly is a consultant and investor. For the last five years he has performed interim management assignments for various real estate development projects and has been a consultant on real estate matters to financial institutions and law firms. Mr. Caverly was a director of Contel Corporation from 1975 to March 1991. From 1972 through 1979, Mr. Caverly served in the positions of Executive Vice President of Operations, director, and member of the Executive Committee of Occidental Petroleum Corporation.

     Steven H. Grapstein was elected Vice Chairman of the Company's Board of Directors, a non-officer position, in February 1996. Mr. Grapstein has been a Vice President of Kuo Investment Company and subsidiaries, an international investment group, since September 1985. He is a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V. ("Oakville") since 1989. Mr. Grapstein is also a director of Baldwin Plc., which is an entertainment and leisure-related entity. See "Security Ownership of Certain Beneficial Owners" for information regarding the securities of the Company owned by Oakville.

     Alan J. Kaufman, M.D., was elected to the Company's Board of Directors on April 12, 1996. Dr. Kaufman has been a practicing neurosurgeon for over 25 years and an investor in a number of companies. Since 1987, he has been a director of Newpark Resources, Inc., a New York Stock Exchange company engaged primarily in providing oil field services.

     Raymond K. Mason, Sr., has been Chairman of the Board of Directors of American Banks of Florida, Inc., since 1978. Mr. Mason has served as Chairman of the Board of Directors of American Security Life

Assurance Company of North Carolina ("ASLNC") and its parent, American Security Life Assurance Company of Florida ("ASLF"). During December 1990, ASLNC and ASLF voluntarily consented to administrative rehabilitation. Pursuant to administrative rehabilitation, Mr. Mason's authority as Chairman of the Board of Directors of ASLNC and ASLF was automatically suspended. Both of these companies are presently in liquidation. In connection with the liquidation of ASLNC, Mr. Mason was named as a co-defendant in a lawsuit alleging violations of federal and state RICO statutes, common law fraud and unfair and deceptive trade practices. The parties, without admitting liability, have entered into a settlement agreement which provides for cash payments to the plaintiffs, for the purchase of certain assets owned by the estate of ASLNC, for dismissal of the litigation with prejudice and for the delivery of general releases.

     Sanford B. Prater was elected to the Company's Board of Directors on April 12, 1996. Mr. Prater has been General Partner and Portfolio Manager of Ardsley since May 1994. From 1974 to May 1994 he was Managing Director of Oppenheimer & Co. and President of Oppenheimer Investment Advisors.

     Bruce A. Smith was elected President and Chief Executive Officer effective September 29, 1995. Mr. Smith was Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company from July 1995 to September 1995; Executive Vice President responsible for Exploration and Production and Chief Financial Officer of the Company from September 1993 to July 1995; and Vice President and Chief Financial Officer of the Company from September 1992 to September 1993. Mr. Smith was Vice President and Treasurer of Valero Energy Corporation from 1986 to September 1992.

     Patrick J. Ward was elected to the Company's Board of Directors on March 11, 1996. Mr. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, where he worked from 1948 until his retirement in August 1995. Prior to retirement, he was Chairman, President and Chief Executive Officer, positions he had held since 1990.

     Murray L. Weidenbaum is an economist and educator and is the Mallinckrodt Distinguished University Professor at Washington University in St. Louis, Missouri, where he also serves as Chairman of the University Center for the Study of American Business. He has been a faculty member at Washington University since 1964. Dr. Weidenbaum is a director of May Department Stores Company and Harbour Group, Ltd.

     No director of the Company has a family relationship with any other director or executive officer of the Company.

                            ------------------------

     The Board of Directors met ten times during fiscal year 1995. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board and committees on which such director served during fiscal year 1995. The Board of Directors has an Executive Committee and the following standing committees: Audit Committee, Compensation Committee and Governance Committee.

     The Executive Committee, between meetings of the Board and while the Board is not in session, has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as provided in Article III of the By-laws of the Company and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board, including the power and authority (i) to declare a dividend on the Company's capital stock, (ii) to authorize the issuance of the Company's capital stock, (iii) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and (iv) to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board or the Executive Committee as provided in subsection (a) of
Section 151 of the Delaware General Corporation Law, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee met three times during fiscal year 1995.

     The Audit Committee's primary purposes are (i) to aid the individual directors of the Board of Directors as a whole in performing and fulfilling their oversight responsibilities for financial reporting to the public;

(ii) to aid in maintaining the corporate image and credibility as it relates to financial reporting; (iii) to recommend and support, with management and/or the Board of Directors, as appropriate, efforts to improve and maintain standards and procedures for financial control and quality financial reporting; (iv) to provide communication, as necessary, between the Board of Directors and control and accounting, legal, internal auditing and the external auditors; and (v) to recommend and support, with management and/or the Board of Directors, as appropriate, efforts to assure the Company's compliance with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Audit Committee met seven times during fiscal year 1995.

     The Compensation Committee's primary purposes are (i) to review and approve all areas of senior executive compensation including but not limited to salary adjustments, cash incentive awards and stock incentives, and to review and approve the aggregate amount of all merit increases, cash incentive awards and stock incentives for the Company's other executives; (ii) to administer and interpret the Company's Amended Incentive Stock Plan of 1982 (the "1982 Plan"), the Company's Executive Long-Term Incentive Plan (the "1993 Plan") and any future incentive plans, to the extent set forth in such plans; (iii) to review Company retirement matters, consider amendments to the Company's retirement plans based on cost and benefit considerations, make recommendations to the Board of Directors in respect to such amendments and proposals, and review and approve any overall changes in retirement benefit formulas; (iv) to review new employment agreements, amendments and extensions of existing employment agreements, and to make recommendations to the Board of Directors with respect to such agreements; (v) to administer and interpret employment agreements and make recommendations to the Board of Directors with respect thereto; and (vi) to consult with the Board of Directors and review with the Board the actions of the Compensation Committee as appropriate. The Compensation Committee met seven times during fiscal year 1995.

     The Governance Committee was formed on February 6, 1996, and replaces the Nominating Committee which met one time during fiscal year 1995. The Governance Committee considers and recommends to the Board from time to time suitable candidates for membership on the Board and will consider nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Governance Committee. Stockholders may also make nominations for director at annual or certain special stockholder meetings if they comply with the procedures described below. The Governance Committee also reviews and makes recommendations to the Board annually regarding (i) the organization and structure of the Board and the committees of the Board and director compensation and (ii) the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board.

     Under the Company's By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in the Company's By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder's intent to make such nomination must be delivered to the Company (Attention: Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder as it appears on the Company's books and of the beneficial owner, if any, on behalf of whom such nomination is made, and (ii) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, by Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

     In the case of an annual meeting of stockholders, the required notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the notice must be delivered no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the tenth day following the day on which the public announcement is first made by the Company. In the case of a special meeting of stockholders at which directors are proposed to be elected in the notice of meeting, the stockholder wishing to make a nomination for director must deliver the required written notice to the Company (Attention: Corporate Secretary) not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

                            ------------------------

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer of the Company receives a base retainer of $18,000 per year, and an additional $2,000 for each meeting of the Board of Directors or any committee thereof attended in person, and $1,000 for each telephone meeting, including committee meetings held on the same day as a meeting of the Board of Directors. The non-executive Chairman of the Board of Directors receives $100,000 per year for his services, and Mr. Caverly, as Chairman of the Board, was granted a $50,000 cash bonus for his services in 1995. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive $5,000 per year for their service in such positions. The Company provides group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $250,000 for each of the members of the Board of Directors who are not employees of the Company. The premium for such insurance ranged from $132 to $3,420 for each of these directors during fiscal year 1995. The Company currently provides health insurance to non-employee members of the Board of Directors who are not otherwise eligible for employer-provided health insurance, on the same basis as for active employees, with the director paying his pro rata share of health insurance premiums.

     Mr. Burke, who had been a director of the Company, resigned as a director on January 12, 1996. Effective September 29, 1995, Mr. Burke terminated his employment as President and Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement entered into in 1992, as amended, Mr. Burke will receive, for a period of two years following his termination as President and Chief Executive Officer, continuing coverage and benefits comparable to all life, health and disability insurance plans which the Company from time to time makes available to its management executives and their families. Effective September 26, 1995, the Company entered into an agreement with M.D. Burke & Company, formerly M.D. Burke Enterprises, Inc., a Texas corporation solely owned by Mr. Burke ("Burke & Company"), pursuant to which Burke & Company agreed to provide consulting services to the Company from October 1, 1995, to December 31, 1996. The Company paid Burke & Company $75,000 in October 1995 and $250,000 in January 1996, in full payment for services to be rendered under this agreement. See "Executive Compensation -- Employment Contracts, Management Stability Agreement and Change-in-Control Arrangements."

     The Company has a Non-Employee Director Retirement Plan (the "Director Retirement Plan") which provides that any eligible non-employee director who elects to participate in the Director Retirement Plan and who has served on the Board of Directors for at least three full years (excluding service while a full-time employee of the Company) shall be entitled to a retirement payment beginning the later of the director's sixty-fifth birthday or such later date that the individual's service as a director ends. The Director Retirement Plan provides that the Company shall pay to such director annually a sum (the "Retirement Amount") equal to the base annual retainer fee paid to the director at the time such director ends service as a director to the Company. Such payments are to be made for a period of time equal to the aggregate length of time (the "Benefit Period") such director served on the Board of Directors (excluding any period during which the director was a full-time employee of the Company). The Company's obligation to pay the Retirement Amount terminates upon the death of the director; however, in the event of death of a director after age 65, the Company will pay an amount equal to 50 percent of the Retirement Amount to the director's spouse for the shorter of the remaining term of the Benefit Period or until the date of death of such spouse. In the event of death of a director during a year, the amount paid the surviving spouse is prorated based upon the director's date of death. If a director does not have a spouse at the time of his death, no further benefits will be paid.

     In addition to the retirement benefit provided above, if a non-employee director was the Chairman of the Board of Directors or the Chairman of any committee of the Company's Board of Directors at the time the director's service ends, the Company will pay such director a one-time payment equal to the fee paid during the prior calendar year by the Company for the director's service as Chairman of the Board of Directors and/or Chairman of any committee of the Board of Directors. In the event of death of a director while serving as Chairman of the Board of Directors or Chairman of any committee of the Board of Directors, this payment will be made to such director's spouse, if living, otherwise such payment will be made to his estate.

     Effective April 1, 1995, the Board of Directors adopted the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which a director electing to participate may defer between 20 percent and 100 percent of his director fees for the ensuing year, which deferred fees are credited to an interest-bearing account maintained by the Company. All payments under the Deferred Compensation Plan are the sole obligation of the Company. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is paid to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments. In the event of a change of control (as "change of control" is defined in the Deferred Compensation Plan), the balance in each participating director's account will be distributed to him as a lump sum within 30 days after the date of the change of control. Effective April 1, 1995, the Company also entered into an agreement with Frost National Bank of San Antonio, Texas, which established the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan. As of December 31, 1995, no members of the Board were participating in the Deferred Compensation Plan.

     At the 1995 annual meeting, the Company's stockholders approved the Non-Employee Director Stock Option Plan (the "1995 Plan") which provides for automatic, non-discretionary annual stock options, exercisable at fair market value as of the date of grant, to be awarded to non-employee directors. Under the 1995 Plan, a stock option with respect to 5,000 shares of the Company's Common Stock with an exercise price of $10.125 per share was awarded to each non-employee director on February 23, 1995, for an aggregate of 30,000 shares. After February 23, 1995, any newly elected director will be granted, pursuant to the terms of the Plan, an option to purchase 5,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock as of the date of grant. Pursuant to this provision, Mr. Ward, Mr. Prater and Dr. Kaufman each received an option for 5,000 shares at an exercise price per share of $8.250, $9.375 and $9.375, respectively. In addition, a stock option for 1,000 shares with an exercise price of $11.375 per share was granted to each non-employee director of the Company on the day following the annual meeting of stockholders in 1995, and a stock option for 1,000 shares at an option price equal to the fair market value of the Common Stock as of the date of grant will be granted to each non-employee director the day following the annual meeting of stockholders in each succeeding year until February 2005 when the 1995 Plan will terminate as to the issuance of stock options. A maximum of 150,000 shares of Common Stock is reserved for issuance upon exercise of stock options granted under the 1995 Plan.

STOCK OWNERSHIP

     The following table shows the beneficial ownership of the Company's Common Stock reported to the Company as of April 25, 1996, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options or stock awards) within the meaning of Rule 13d-3(d)(1) under the Exchange Act for each director and nominee, the Chief Executive Officer, the other four most highly compensated officers of the Company during 1995 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                   BENEFICIAL OWNERSHIP
                                                                     OF COMMON STOCK
                                                                    ON APRIL 25, 1996
                                                            ----------------------------------
                                                             SHARES           PERCENT OF CLASS
                                                            ---------         ----------------
    Michael D. Burke......................................    196,220(1)            0.757
    Robert J. Caverly.....................................      9,000(2)            0.035
    Steven H. Grapstein...................................  1,528,900(2)(3)         5.895
    Alan J. Kaufman.......................................    629,500(4)            2.428
    Raymond K. Mason, Sr..................................     23,428(2)            0.090
    John J. McKetta, Jr...................................      7,565(2)            0.029
    Sanford B. Prater.....................................  2,170,000(5)            8.369
    Bruce A. Smith........................................     94,526(6)            0.363
    Patrick J. Ward.......................................     10,000(7)            0.039
    Murray L. Weidenbaum..................................      7,000(2)            0.027
    Gaylon H. Simmons.....................................    282,340(8)            1.078
    James C. Reed, Jr.....................................     30,980(9)            0.119
    William T. Van Kleef..................................     22,868(10)           0.088
    Thomas E. Reardon.....................................     14,163(11)           0.055
    All directors, nominees for election as a director and
      executive officers as a group (16 individuals)......  5,058,030(12)          19.183

- ---------------

 (1) Mr. Burke terminated his employment as President and Chief Executive Officer of the Company effective September 29, 1995, and resigned as a director on January 12, 1996.

 (2) The shares shown for Mr. Caverly, Mr. Grapstein, Mr. Mason, Dr. McKetta and Dr. Weidenbaum include 6,000 shares each which such directors had the right to acquire through the exercise of stock options on April 25, 1996, or within 60 days thereafter.

 (3) The shares shown include 1,522,900 shares of the Company's Common Stock owned by Oakville. Mr. Grapstein is an officer of Oakville. As an officer, Mr. Grapstein shares voting and investment power with respect to such shares. See "Security Ownership of Certain Beneficial Owners."

 (4) The shares shown include 9,000 shares held in the name of Dr. Kaufman's spouse for which he disclaims beneficial ownership.

 (5) The shares shown represent 2,170,000 shares owned by the clients of Ardsley. Mr. Prater as General Partner and Portfolio Manager of Ardsley may be deemed to exercise investment power over such shares as to which he disclaims beneficial ownership. See "Security Ownership of Certain Beneficial Owners."

 (6) The shares shown include 1,812 shares credited to Mr. Smith's account under the Company's Thrift Plan and 80,866 shares which Mr. Smith had the right to acquire through the exercise of stock options on April 25, 1996, or within 60 days thereafter.

 (7) The shares shown represent 6,000 shares owned by the P&L Family Partnership Ltd. which Mr. Ward and his spouse control through 90 percent ownership and 4,000 shares which Mr. Ward has the right to exercise through call options.
                                          (Footnotes continue on following page)

 (8) The shares shown include 268,000 shares which Mr. Simmons had the right to acquire through the exercise of stock options on April 25, 1996, or within 60 days thereafter. Mr. Simmons resigned from the Company on April 3, 1996.

 (9) The shares shown include 733 and 88 shares credited to Mr. Reed's account under the Company's Thrift Plan and Employee Stock Ownership Plan, respectively, and 23,200 shares which Mr. Reed had the right to acquire through the exercise of stock options or stock awards on April 25, 1996, or within 60 days thereafter.

(10) The shares shown include 951 shares credited to Mr. Van Kleef's account under the Company's Thrift Plan and 14,660 shares which Mr. Van Kleef had the right to acquire through the exercise of stock options or stock awards on April 25, 1996, or within 60 days thereafter.

(11) The shares shown include 88 shares credited to Mr. Reardon's account under the Company's Employee Stock Ownership Plan and 12,741 shares which Mr. Reardon had the right to acquire through the exercise of stock options on April 25, 1996, or within 60 days thereafter.

(12) The shares shown include 3,607 shares and 264 shares credited to the accounts of executive officers and directors under the Company's Thrift Plan and Employee Stock Ownership Plan, respectively, and 439,878 shares which directors and executive officers had the right to acquire through the exercise of stock options or stock awards on April 25, 1996, or within 60 days thereafter. The shares shown also include 3,000 shares acquired in the name of an executive officer's mother with respect to which such executive officer has voting and investment power.

                            ------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information based on filings made with the SEC as to each person or group who on April 25, 1996, beneficially owned more than 5 percent of the outstanding shares of Common Stock of the Company.

                                                                        AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP
                                                                       ----------------------
                                           NAME AND ADDRESS              NUMBER      PERCENT
             TITLE OF CLASS               OF BENEFICIAL OWNER          OF SHARES     OF CLASS
    --------------------------------  ---------------------------      ----------    --------
    Common Stock....................  Ardsley Advisory                  2,170,000      8.369
                                      Partners(1)
                                      646 Steamboat Road
                                      Greenwich, CT 06830
    Common Stock....................  Oakville N.V.(2)                  1,522,900      5.874
                                      c/o Kuo Investment Company
                                      33rd Floor
                                      767 Third Avenue
                                      New York, NY 10017

- ---------------

(1) According to a Schedule 13D filed with the SEC, Ardsley states that it is a general partnership organized under the laws of the state of Connecticut and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended (the "Act"). In its Schedule 13D, Ardsley states that, with respect to the shares of Common Stock of the Company held by Ardsley, it acts as investment adviser for the discretionary accounts of certain clients, including investment partnerships for which Ardsley serves as investment adviser. By reason of the provisions of Rule 13d-3 under the Act, Ardsley may be deemed to own beneficially the shares owned by the managed accounts. Each client for whose account Ardsley had purchased Common Stock has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares purchased for his account. Philip J. Hempleman, a managing partner of Ardsley, is a citizen of the United States. By virtue of Mr. Hempleman's position as managing partner of Ardsley and general partner of the investment
                                          (Footnotes continue on following page)
     partnerships, he may be deemed to have the shared power to vote, or direct the voting of, and the shared power to dispose, or direct the disposition of, the shares of the Company's Common Stock held by the discretionary accounts managed by Ardsley, and therefore, Mr. Hempleman may be deemed to be a beneficial owner of such shares. The investment partnerships and Ardsley Offshore Fund, Ltd., entered into an option agreement with Whelan Management Corp., one of the Solicitation Parties, which granted Whelan options to acquire up to 400,000 shares of the Company's Common Stock for an option price of $8.25 which expires on May 16, 1996. Ardsley is a party to a settlement agreement with the Company pursuant to which Sanford B. Prater, General Partner of Ardsley, is being nominated for election as a director, see "1. Election of Directors" on page 2 hereof.

(2) According to Schedule 13Ds on file with the SEC, Oakville, a Netherlands Antilles corporation, is a wholly owned subsidiary of Kuo Investment Limited, a Cayman Islands corporation ("Kuo"). According to information provided to the Company by Oakville, the following persons are Oakville's directors and executive officers: (a) Peter Yun Siak Fu, President and Director of Oakville; Director and officer of Kuo; (b) Peter Chong Cheng Fu, Director and Secretary of Oakville; Director and officer of Kuo; (c) Ong Beng Seng, Vice President and Director of Oakville; Director and officer of Kuo; (d) David Song Long Ban, Treasurer and Director of Oakville; Director and officer of Kuo; (e) Steven H. Grapstein, Vice President and Director of Oakville; and (f) Holland Intertrust (Curacao) N.V., a Netherlands Antilles corporation, a Director of Oakville. Oakville reports that it has sole voting and dispositive power over its voting securities.

                            ------------------------

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10 percent of the Company's voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock or other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1995, its directors, executive officers and holders of more than 10 percent of the Company's voting stock complied with all Section 16(a) filing requirements with the following exception: Bruce A. Smith was late in filing a Form 4 covering two transactions.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table contains information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years ended December 31, 1995, 1994 and 1993, of Mr. Burke, who terminated his employment as President and Chief Executive Officer of the Company effective September 29, 1995, and resigned as a director of the Company on January 12, 1996, and those persons who were on December 31, 1995, (i) the Chief Executive Officer and (ii) the other four most highly compensated officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                   AWARDS
                                    --------------------------------   ------------------------
                                                        OTHER ANNUAL     RESTRICTED      STOCK     ALL OTHER
         NAME AND                   SALARY     BONUS    COMPENSATION       STOCK        OPTIONS   COMPENSATION
    PRINCIPAL POSITION       YEAR     ($)       ($)        ($)(1)       AWARD(S)($)     (SHARES)     ($)(2)
- ---------------------------  ----   -------   -------   ------------   --------------   -------   ------------
Michael D. Burke...........  1995   347,885   184,438          --               --           --     1,821,795
                             1994   450,000   450,000      34,121               --      209,000       238,942
                             1993   450,002   157,500      21,911               --           --       195,190
Bruce A. Smith.............  1995   347,692   350,000          --               --      100,000       320,612
President and Chief          1994   288,462   300,000          --               --       71,000       145,946
  Executive Officer          1993   200,504    70,000      50,248               --           --         3,719
Gaylon H. Simmons(3).......  1995   300,000   118,125          --               --       47,000       307,588
Executive Vice President     1994   294,231   300,000       1,045               --       71,000       160,373
                             1993   244,231    87,500       8,438               --      150,000        32,308
James C. Reed, Jr..........  1995   192,539   161,000          --               --       20,000       568,312
Executive Vice President,    1994   173,077   175,000          --               --       26,000       185,643
  General Counsel and        1993   124,078    44,667          --               --       25,000        78,938
  Secretary
William T. Van Kleef.......  1995   169,635   129,000          --               --       20,000        60,962
Senior Vice President        1994   149,039    91,931          --               --       11,300        38,445
  and Chief Financial        1993   100,962    33,500          --               --       16,000         8,600
  Officer
Thomas E. Reardon..........  1995   156,750    86,625          --               --       10,000       114,381
Vice President, Human        1994   130,385    69,713          --               --       11,300       181,356
  Resources and              1993   119,037    20,910          --               --       16,000        74,840
  Environmental

- ---------------

(1) No payments were made to the named executive officers in 1995 which are reportable in Other Annual Compensation. Other Annual Compensation for 1994 reflects income tax reimbursements for Mr. Burke and Mr. Simmons. Other Annual Compensation for 1993 includes income tax reimbursements of $21,911, $8,438 and $17,800 for Mr. Burke, Mr. Simmons and Mr. Smith, respectively, and $32,448 of perquisites and other personal benefits for Mr. Smith. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10 percent of the total annual salary and bonus reported for the other named executive officers for all periods shown.

(2) All Other Compensation for 1995 includes $1,120,000 in lump-sum termination benefits for Mr. Burke; $55,261 paid to Mr. Burke for accrued and unused vacation to the date of his termination; amounts contributed by the Company and earnings on the respective executive officer's account in the Funded Executive Security Plan (see "Retirement Benefits" on page 18) of $642,034, $316,112, $303,088,
                                          (Footnotes continue on following page)

     $563,812, $56,462 and $109,881 for Mr. Burke, Mr. Smith, Mr. Simmons, Mr. Reed, Mr. Van Kleef and Mr. Reardon, respectively; and amounts contributed to the Company's Thrift Plan of $4,500 for each of the executive officers. All Other Compensation for 1994 includes relocation expenses of $50,383 and $1,500 for Mr. Burke and Mr. Simmons, respectively, related to their employment with the Company; amounts contributed by the Company and earnings on the respective executive officer's account in the Funded Executive Security Plan of $180,944, $153,046, $139,254, $180,417, $36,022
     and $177,445 for Mr. Burke, Mr. Simmons, Mr. Smith, Mr. Reed, Mr. Van Kleef and Mr. Reardon, respectively; and amounts contributed to the Company's Thrift Plan of $7,615, $5,827, $6,692, $5,226, $2,423 and $3,911 for Mr.
     Burke, Mr. Simmons, Mr. Smith, Mr. Reed, Mr. Van Kleef and Mr. Reardon, respectively. All Other Compensation for 1993 includes relocation expenses of $36,421 and $16,500 for Mr. Burke and Mr. Simmons, respectively; amounts contributed by the Company and earnings on the respective executive officer's account in the Funded Executive Security Plan of $153,057, $15,808, $2,104, $75,217, $8,600 and $71,269 for Mr. Burke, Mr. Simmons,
     Mr. Smith, Mr. Reed, Mr. Van Kleef and Mr. Reardon, respectively; and amounts contributed to the Company's Thrift Plan of $5,712, $1,615, $3,721 and $3,571 for Mr. Burke, Mr. Smith, Mr. Reed and Mr. Reardon, respectively.

(3) Mr. Simmons elected to terminate his employment agreement effective April 3, 1996.

                            ------------------------

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options pursuant to the Company's 1993 Plan during the year ended December 31, 1995, to the named executive officers. No Stock Appreciation Rights ("SARs") were granted under the 1993 Plan during 1995.

                             OPTION GRANTS IN 1995

                                                                              POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                  VALUE AT ASSUMED
                          -------------------------------------------------   ANNUAL RATES OF STOCK
                                     % OF TOTAL                                PRICE APPRECIATION
                          OPTIONS  OPTIONS GRANTED  EXERCISE OR                  FOR OPTION TERM
                          GRANTED   TO EMPLOYEES    BASE PRICE   EXPIRATION  ---------------------
          NAME            (#)(1)       IN 1995       ($/SHARE)      DATE       5%($)       10%($)
- ------------------------  -------  ---------------  -----------  ----------  ---------   ---------
Michael D. Burke........       --          --            --             --         --          --
Bruce A. Smith..........  100,000        24.5          8.00       10/31/05    503,116   1,274,994
Gaylon H. Simmons.......   47,000        11.5          8.00       10/31/05    236,464     599,247
James C. Reed, Jr.......   20,000         4.9          8.00       10/31/05    100,623     254,999
William T. Van Kleef....   20,000         4.9          8.00       10/31/05    100,623     254,999
Thomas E. Reardon.......   10,000         2.5          8.00       10/31/05     50,312     127,499

- ---------------

(1) The options granted to the named executive officers during 1995 are exercisable in five equal annual installments beginning one year from the dates of grant. The exercise price per share of these options is the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the dates of the grants.

                            ------------------------

AGGREGATED OPTION/SAR EXERCISES IN 1995 AND OPTION/SAR VALUES AT DECEMBER 31,
1995

     The following table reflects unexercised options to purchase shares of Common Stock and unexercised SARs granted to the named executive officers during fiscal year 1995 and prior years under the 1982 Plan and the 1993 Plan.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT               OPTIONS/SARS AT
                                SHARES                       DECEMBER 31, 1995(#)          DECEMBER 31, 1995($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Michael D. Burke............    211,045      1,767,500           --             --               --           --
Bruce A. Smith..............         --             --       80,866        190,134          313,330      219,170
Gaylon H. Simmons...........         --             --      114,200        153,800          570,000      314,375
James C. Reed, Jr...........         --             --       15,200         55,800           33,750       63,125
William T. Van Kleef........         --             --        8,660         38,640           21,600       44,900
Thomas E. Reardon...........         --             --       16,823         28,640           21,600       38,650

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company has prepared the following report regarding 1995 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for all components of the Company's officer compensation programs and the aggregate cost-related aspects of non-officer compensation. The members of the Compensation Committee for 1995 were Peter M. Detwiler (Chairman), Robert
J. Caverly, John J. McKetta, Jr., and Murray L. Weidenbaum. Mr. Detwiler resigned from the Company's Board of Directors on March 10, 1996, to devote more time to other business interests. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the SEC and provides specific information regarding compensation for the Company's President and Chief Executive Officer and the other officers named in the Summary Compensation Table, as well as compensation information of all executive officers of the Company.

                  Executive Compensation Policy and Philosophy

     The Company's executive compensation programs have been founded on the following guiding principles:

    - Pay-for-Performance -- To this end, the Company has placed considerable emphasis on incentive compensation programs which reward executives for operating and financial performance. These incentive programs focus on both annual and long-term performance.

    - Pay Competitiveness -- The Company believes it must offer competitive total compensation opportunities in order to attract, motivate and retain executive talent. The Company's philosophy is to target the market median (50th percentile) for all elements of executive compensation over time for market median performance, but to provide upper quartile pay opportunities (through incentive pay) for outstanding performance and below market pay through reduced or lack of incentive pay for performance below expectations. The elements of compensation considered include base salary, annual incentives, long-term incentives and certain executive benefits. The Company determines competitive levels of compensation using published compensation surveys (for energy and general industry companies of comparable size to the Company as measured by revenues), information obtained from compensation consultants and an analysis of compensation data contained in the proxy statements for the 12 industry peer companies included in the Company's Total Shareholder Return Graph ("Performance Graph").

    - Alignment with Shareholders -- The Company believes that a significant portion of each executive's compensation and wealth accumulation opportunities should be tied to the Company's stock price performance. As a result, a significant portion of executive compensation is provided in the form of stock options granted at not less than 100 percent of fair market value as defined in the Company's Executive Long-Term Incentive Plan, which only provide income to executives if the Company's Common Stock price increases after the date of grant.

           Description of the Current Executive Compensation Program

     This section of the Compensation Committee's report describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above.

Base Salary Program

     The Company's base salary levels are determined based on market compensation rates, each employee's performance over time and each employee's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Salaries for executive officers as a group are reviewed annually considering a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework, but performance criteria vary significantly by individual executive. Also, performance is assessed qualitatively and no specific weighting is attached to performance factors considered for each of the named executive officers.

     During 1995, certain of the named executive officers were promoted into new, expanded roles. As a result, the base salaries for these executives were increased significantly to reflect their greater duties and responsibilities, based on prevailing market pay levels for comparable positions. After taking these increases into consideration, the Company's actual base salaries for its executive officers are generally consistent with the Company's philosophy of targeting the market median.

Annual Incentives

     In 1995, the Company established a formal executive annual incentive plan covering senior and mid-level executives. Target awards under the plan were set at the market median. The plan was structured so that 50 percent of annual incentive award opportunities are tied to corporate performance for corporate positions (and for business unit positions, a combination of corporate and business unit performance) and 50 percent of the award opportunities are tied to a qualitative assessment of individual performance.

     The corporate financial objectives for the year were return on total capital compared to the industry peers shown in the Performance Graph and earnings before extraordinary item, interest expense, income taxes, and depreciation, depletion and amortization ("EBITDA") relative to the Company's business plan. These measures were weighted equally. For the Exploration and Production group, the quantitative performance measures were discretionary cash flow and reserve additions. For Refining and Marketing, the business unit objectives were return on capital employed, EBITDA relative to the business plan, safety performance, and environmental performance.

     The individual, subjective performance measures varied by executive but included such items as effectiveness in developing and implementing a strategic plan, increasing market share, establishing effective administrative support systems, and managing costs. These objectives were not weighted. Annual incentive awards earned under the plan in 1995 were, on average, above targeted award levels since company, business unit, and individual performance for most plan participants exceeded target levels.

Long-Term Incentives

     The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance, since stock-related compensation is directly tied to stockholder value.

     The Compensation Committee provided stock option grants to key executives and selected other employees in 1995. Stock options provide a strong tie between pay and performance, since recipients only realize value from stock options if the Company's share price rises after the date of grant. All stock options in 1995 were granted at 100 percent of fair market value at the date of grant and vest at a rate of 20 percent per year over five years.

     In determining the size of stock option grants to executive officers in 1995, the Compensation Committee considered market data on typical stock option grants at the market 25th, 50th and 75th percentiles. Because the Compensation Committee had provided strongly competitive stock option awards in 1994, the 1995 stock option grants made to most executives were made at or below the market median.

Other Executive Benefits and Perquisites

     The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for senior executive officers, a flexible perquisites program (with a dollar limit placed on perquisite expenses) and employment agreements. Levels of Company benefits and perquisites for executives were in line with the market median.

   Discussion of 1995 Compensation for President and Chief Executive Officer

     During 1995, Mr. Burke resigned as CEO and Mr. Smith was promoted to the position. Since Mr. Burke's compensation was not adjusted during 1995, the discussion below applies to Mr. Smith.

    - Base Salary -- Mr. Smith's base salary was increased to $500,000 annually upon his being promoted to CEO. This base salary adjustment placed Mr. Smith's base salary slightly below the 50th percentile for the Company's industry peer group. The base salary adjustment was intended to move Mr. Smith's base pay to a competitive level and reflected the Compensation Committee's subjective assessment that Mr. Smith's performance and abilities to serve as CEO are outstanding.

    - Annual Incentive Award -- Based on the Company's strong performance on the measures described under the Annual Incentives section above (as well as strong individual performance in the areas of progress in establishing the Company's strategy and organizing a key leadership team), the Compensation Committee provided Mr. Smith with an annual incentive of $350,000 for 1995. This award was above targeted levels and below maximum levels.

    - Stock Options -- Mr. Smith received a grant of 100,000 stock options in 1995. These stock options were granted at 100 percent of the fair market value of the Company's Common Stock on the grant date and vest at a rate of 20 percent per year over five years. The size of the stock option grant was established below the market 50th percentile of the published compensation survey data in recognition of the sizeable option grant made to Mr. Smith in 1994. The performance sensitivity of stock options is a result of options only producing income for the recipient if the Company's stock price rises after the grant date.

             Policy with Respect to the $1 Million Deduction Limit

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), publicly traded companies may not receive a tax deduction on non-performance based compensation to executive officers in excess of $1 million. The Company's stock option grants qualify as performance-based compensation under the law, based on the amendment to the Company's Executive Long-Term Incentive Plan approved at the 1995 annual meeting. The Company's cash compensation levels for the named executive officers do not transcend the $1 million pay limit and will most likely not be affected by the regulations in the near future. As such, no specific actions have been taken with regard to cash compensation to comply with Section 162(m) at this time.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Robert J. Caverly
John J. McKetta, Jr.
Murray L. Weidenbaum

PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total return of the Company's Common Stock to the cumulative total return of the S&P 500 Composite Index and to a composite peer group of companies (the "Peer Group"). Companies in the Peer Group are as follows: Diamond Shamrock Corporation; Getty Petroleum Corporation; Holly Corporation; Louisiana Land & Exploration Company; Maxus Energy Corporation (through 1994); Murphy Oil Corporation; Oryx Energy; Quaker State Corporation; Tosco Corporation; Total Petroleum (North America) Ltd.; Union Texas Petroleum Holdings, Inc.; and Valero Energy Corporation. This line graph is for the period of five fiscal years commencing September 30, 1990, and ended December 31, 1995, and includes the transitional period from October 1, 1991, through December 31, 1991.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE COMPANY, S&P 500 INDEX AND A COMPOSITE PEER GROUP


                                   [GRAPH]


                        9/30/90   9/30/91  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
Tesoro Petroleum Corp.    $100       87       57        38         70       117       110
S&P 500 Index             $100      131      142       153        168       171       235
Peer Group                $100       88       82        74         81        76        83

- ---------------

* Assumes that the value of the investment in Common Stock and each index was $100 on September 30, 1990, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

     NOTE: The stock price performance shown on the graph is not necessarily indicative of future price performance.

                            ------------------------

RETIREMENT BENEFITS

     The Company maintains a noncontributory qualified Retirement Plan which covers officers and other eligible employees. Benefits under the plan are payable on a straight life annuity basis and are based on the average monthly earnings and years of service of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonus received by the participating employee during the 36 consecutive months of the last 120 months of service which produces the highest average monthly rate of earnings.

     In addition, the Company maintains an unfunded executive security plan, the Amended Executive Security Plan ("Amended Plan"), for executive officers and other key personnel selected by the Chief

Executive Officer. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant's Earnings. "Earnings" is defined under the Amended Plan to mean a participant's average monthly rate of total compensation, primarily salary and bonus earned, including performance bonuses and incentive compensation paid after December 1, 1993, in the form of stock awards of the Company's Common Stock, for the 36 consecutive calendar months which produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from the Company's Retirement Plan and Social Security benefits.

     The Company also maintains the Funded Executive Security Plan ("Funded Plan") which covers only selected persons approved by the Chief Executive Officer who are also participants in the Amended Plan and provides participants with substantially the same after-tax benefits as the Amended Plan. Advance payments are made to the extent a participant is expected to incur a pre-retirement tax liability as a result of his participation in the Funded Plan. The Funded Plan is funded separately for each participant on an actuarially determined basis through a bank trust whose primary asset is an insurance contract providing for a guaranteed rate of return for certain periods. Amounts payable to participants from the Funded Plan reduce amounts otherwise payable under the Amended Plan.

     The following table shows the estimated annual benefits payable upon retirement under the Company's Retirement Plan, Amended Plan and the Funded Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payment for life. As of January 1, 1996, the federal tax law generally limits maximum annual retirement benefits payable by the Retirement Plan to any employee to $120,000, adjusted annually to reflect increases in the cost of living and adjusted actuarially for retirement. However, since the Amended Plan and the Funded Plan are not qualified under
Section 401 of the Code, it is possible for certain retirees to receive annual benefits in excess of this tax limitation.

            HIGHEST AVERAGE                          NUMBER OF YEARS OF BENEFIT SERVICE
              ANNUAL RATE                 --------------------------------------------------------
            OF COMPENSATION                  10          15          20          25          30
           -----------------              --------     -------     -------     -------     -------
 $ 100,000..............................  $ 40,000      50,000      60,000      65,000      70,000
 $ 200,000..............................  $ 80,000     100,000     120,000     130,000     140,000
 $ 300,000..............................  $120,000     150,000     180,000     195,000     210,000
 $ 400,000..............................  $160,000     200,000     240,000     260,000     280,000
 $ 500,000..............................  $200,000     250,000     300,000     325,000     350,000
 $ 600,000..............................  $240,000     300,000     360,000     390,000     420,000
 $ 700,000..............................  $280,000     350,000     420,000     455,000     490,000
 $ 800,000..............................  $320,000     400,000     480,000     520,000     560,000
 $ 900,000..............................  $360,000     450,000     540,000     585,000     630,000
 $1,000,000.............................  $400,000     500,000     600,000     650,000     700,000
 $1,100,000.............................  $440,000     550,000     660,000     715,000     770,000

     The years of benefit service as of December 31, 1995 for the named executive officers were as follows: Mr. Smith, 3 years; Mr. Simmons, 2 years; Mr. Reed, 21 years; Mr. Van Kleef, 2 years; and Mr. Reardon, 15 years.

     In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit payable over eight years of four times a participant's annual base pay as of December 1 preceding a participant's date of death, less the amount payable from the Funded Plan at the date of death. The amount payable from the Funded Plan at death is based on the actuarial value of the participant's vested accrued benefit, payable in 96 monthly installments or as a life annuity if a surviving spouse is the designated beneficiary.

EMPLOYMENT CONTRACTS, MANAGEMENT STABILITY AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the terms of Mr. Burke's amended employment agreement, upon his termination on September 29, 1995, as President and Chief Executive Officer of the Company, Mr. Burke (i) received a payment of $1,175,261, before withholding taxes of $346,114, as a lump-sum payment for severance and unused vacation; (ii) received two years additional service credit under the Company's Amended Plan and Funded Plan and received a lump-sum payment of $986,480, before withholding taxes of $404,950, in exchange for his interests in such plans; and (iii) was immediately vested in 409,000 of unvested stock options, and the restrictions terminated on 20,000 shares of restricted stock held by Mr. Burke. Mr. Burke will receive, for a period of two years following his termination, continuing coverage and benefits comparable to all life, health and disability insurance plans which the Company from time to time makes available to its management executives and their families. In addition, the Company paid Burke & Company, a corporation solely owned by Mr. Burke, $75,000 and $250,000 in October 1995 and January 1996, respectively, for consulting services to be performed by Burke & Company through December 31, 1996.

     Under an employment agreement dated February 15, 1996, Mr. Smith is employed until December 14, 1997, at an annual base salary of not less than $500,000. Under an employment agreement dated January 4, 1993, as amended, Mr. Simmons was employed until April 4, 1996, at an annual base salary of not less than $300,000. As described below, Mr. Simmons elected to terminate his employment agreement effective April 3, 1996. Under separate employment agreements, Mr. Reed and Mr. Van Kleef are employed until December 31, 1996, at annual base salaries of $230,000 and $215,000, respectively. In addition to their base salaries, each of the employment agreements for the above executives provide that the Company shall establish an annual incentive compensation plan for executive officers in which each executive shall be entitled to participate in a manner consistent with his position with the Company and the evaluations of his performance by the Board of Directors or any appropriate committee thereof. The target incentive bonus under the 1996 annual incentive compensation plan is a percentage of the respective executive officer's annual base salary and is 55 percent for Mr. Smith, 45 percent for Mr. Simmons, 40 percent for Mr. Reed and 40 percent for Mr. Van Kleef. Each of the employment agreements also provide that the executive will receive an annual amount (the "flexible perquisite amount") to cover various business-related expenses such as dues for country, luncheon or social clubs; automobile expenses; and financial and tax planning expenses. The executive may elect at any time by written notice to the Company to receive in cash any of such flexible perquisite amount which has not been paid to or on behalf of the executive. The annual flexible perquisite amount is $20,000 each for Mr. Smith, Mr. Simmons, Mr. Reed and Mr. Van Kleef. In addition, each employment agreement, other than Mr. Smith's, provides that the Company will pay on behalf of the executive up to $15,000 for an initiation fee or fees for a country, luncheon or social club or clubs and will pay directly to the executive an amount equal to 65 percent of the amount so paid on the executive's behalf to offset the applicable income tax expense to the executive. Each employment agreement also provides that the Company will pay additional initiation fees and reimburse the executive for related tax expenses to the extent the Board of Directors or a duly authorized committee thereof determines such fees are reasonable and in the best interest of the Company.

     Each of the employment agreements with Mr. Smith, Mr. Reed and Mr. Van Kleef provides that in the event the Company should terminate such executive officer's employment without cause, if he should resign his employment for "good reason" (as "good reason" is defined in the employment agreements), or if the Company shall not have offered to such executive officer prior to the termination date of his employment agreement the opportunity to enter into a new employment agreement, with terms, in all respects, no less favorable to the executive than the terms of his current employment agreement, such executive will be paid a lump-sum payment equal to (i) two times the sum of (a) his base salary at the then current rate and (b) the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs and (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. Each executive shall also receive all unpaid bonuses for the year prior to the year in which the termination occurs and shall receive (i) for a period of two years continuing coverage and benefits comparable to all life, health and disability insurance plans which the Company from time to time makes available to its management executives and their families, (ii) a lump-sum payment equal to two times the flexible perquisites amount and (iii) two years additional service credit under the Amended Plan and the Funded Plan or successors thereto, of the Company applicable to such executive on the date of termination. All unvested stock options held by the executive on the date of the termination shall become immediately vested and all restrictions on "restricted stock" then held by the executive shall terminate. Effective April 3, 1996, Mr. Simmons, who had an employment contract with similar provisions, elected to terminate his employment agreement for "good reason" and received the benefits described above.

     Each employment agreement further provides that, in the event such executive officer's employment is involuntarily terminated within two years of a change of control or if the executive officer's employment is voluntarily terminated within two years of a change of control "for good reason," as defined in each of the employment agreements, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate; (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination; and (iii) a lump-sum payment equal to the amount of any accrued but unpaid bonuses. The Company (or its successor) shall also provide (i) for a period of three years continuing coverage and benefits comparable to all life, health and disability plans of the Company in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal to three times the flexible perquisites amount; and (iii) three years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, of the Company applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and
(B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     The Company has a Management Stability Agreement ("Stability Agreement") with Mr. Reardon which is only operative in the event of a change of control of the Company. The Stability Agreement provides that, if Mr. Reardon's employment is involuntarily terminated within two years of a change of control or if Mr. Reardon's employment is voluntarily terminated within two years of a change of control "for good reason," as defined in the Stability Agreement, he shall be paid within ten days of such termination (i) a lump-sum payment equal to two times his base salary at the then current rate and
(ii) a lump-sum payment equal to the sum of (a) two times the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Mr. Reardon for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Mr. Reardon for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. The Company (or its successor) shall also provide (i) for a period of two years continuing coverage and benefits comparable to all life, health and disability plans of the Company in effect at the time a change of control is deemed to have occurred, and (ii) two years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, of the Company applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      2. INCREASE IN THE NUMBER OF SHARES WHICH CAN BE GRANTED UNDER THE TESORO PETROLEUM CORPORATION EXECUTIVE LONG-TERM INCENTIVE PLAN
     ("1993 PLAN") AND LIMIT THE AWARDS OF RESTRICTED STOCK UNDER SUCH PLAN

     The Board of Directors is unanimously recommending that the Company's stockholders approve an amendment to the 1993 Plan which would increase the total number of shares of Common Stock available for grant under the 1993 Plan from 1,250,000 to 2,650,000 and which would limit the total amount of restricted stock which can be awarded under the 1993 Plan to no more than 500,000 shares of Common Stock. Such an increase is necessary because, as of April 25, 1996, only 418,907 shares of Common Stock were available for grant under the 1993 Plan. The Board of Directors believes that, based upon advice from its independent compensation consultant, this number is insufficient to provide for the future participation of employees who are eligible for grants under the 1993 Plan and is below the market median of shares reserved for stock-based pay. As of April 25, 1996, no restricted stock has been granted under the 1993 Plan. The Board of Directors has approved this amendment, subject to stockholder approval.

     If stock incentives covering the additional 1,400,000 shares of Common Stock are granted by the Company, participants, upon exercise of such grants and outstanding grants under the 1993 Plan, would hold approximately 10 percent of the outstanding Common Stock (excluding their Common Stock ownership outside of the Plan). Persons eligible to participate in the 1993 Plan include all full-time active employees of the Company and its subsidiaries as determined by the Compensation Committee of the Board of Directors of the Company. It is presently estimated that approximately 25 persons, including approximately six present officers of the Company, would be considered eligible to receive stock incentives.

     The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the amendment to increase the number of shares which can be granted under the 1993 Plan and limit the awards of restricted stock under such plan. Under Delaware law and the Certificate of Incorporation and By-laws, Abstentions as to proposal two will have the same affect as votes against such proposal. Broker Non-Votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION EXECUTIVE LONG-TERM INCENTIVE PLAN.

Summary of the 1993 Plan

     The 1993 Plan was approved by the Company's stockholders at the annual meeting of stockholders held on February 9, 1994, and replaced the 1982 Plan, although grants under the 1982 Plan that have not been fully exercised remain outstanding pursuant to their terms. The following summarizes the material provisions of the 1993 Plan but is qualified in its entirety by reference to the full text of the 1993 Plan. Persons eligible to participate in the 1993 Plan include all full-time, active employees of the Company, including directors who are also employees of the Company. The 1993 Plan is administered by the Compensation Committee of the Board of Directors consisting of directors who are not employees of the Company (the "Compensation Committee"). Subject to the provisions of the 1993 Plan, the Compensation Committee may, from time to time, select from all eligible employees, those to whom awards will be granted.

     The 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. It permits the issuance of awards in a variety of forms, including
(i) restricted stock, (ii) incentive stock options, (iii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"), (iv) SARs, and (v) performance share and performance unit awards.

     The 1993 Plan provides for the grant of up to 1,250,000 shares of the Common Stock of the Company which, subject to stockholder approval at this meeting, will be increased to 2,650,000 shares. The closing price per share of the Company's Common Stock as traded on the New York Stock Exchange on April 25, 1996, was $11.125. If any award granted under the 1993 Plan is canceled, terminates, expires or lapses for any reason, subject to certain limited exceptions, any shares subject to such award will become available for additional awards under the 1993 Plan. However, in the event that prior to the award's cancellation, termination, expiration or lapse, the holder of the award at any time received one or more "benefits of ownership" pursuant to such award (as defined by the SEC, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the shares subject to such award will not be made available for regrant under the 1993 Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Compensation Committee will equitably adjust the aggregate number of shares subject to the 1993 Plan, the number of shares subject to each outstanding award and the exercise prices of outstanding options.

     The 1993 Plan may be amended, modified or terminated by the Board of Directors. However, without stockholder approval, no such amendment, modification or termination may: (a) with limited exceptions, materially increase the total number of shares which may be issued, (b) materially modify the eligibility requirements for participation or (c) materially increase the benefits accruing to participants. Unless earlier terminated by the Board of Directors or stockholders, the issuance of awards under the 1993 Plan will cease as of September 15, 2003.

     Stock options granted under the 1993 Plan provide for purchase of shares of Common Stock at prices determined by the Compensation Committee; provided that the option price shall not be less than the fair market value thereof on the date the option is granted unless such option is granted in connection with a deferral election under the 1993 Plan. On May 4, 1995, the stockholders adopted an amendment to the 1993 Plan which limits the number of stock option shares that an individual participant may be granted to 500,000 shares during any fiscal year of the Company.

     Options granted under the 1993 Plan are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve, but in no event may any option be exercisable prior to six months following its grant. Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during the participant's lifetime. The option exercise price is payable in cash or in shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares. The Compensation Committee may also allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities laws. Upon the death, disability or retirement of a participant, all outstanding options shall immediately vest and shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability, and three years after termination of employment in the case of retirement. Upon termination of employment of a participant for any reason other than set forth in the preceding sentence, all options held by the participant which are not vested as of the effective date of termination shall be forfeited and options which are vested as of the effective date of termination may be exercised for three months following the effective date of termination of employment; provided, however, the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date. If employment of a participant is terminated by the Company for cause, all outstanding options held by the participant are forfeited immediately to the Company and no additional exercise period is allowed, regardless of whether any of the options are vested.

     There are generally no federal tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the stock option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the stock option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the optionee but will have no tax consequences for the Company.

     SARs granted under the 1993 Plan may take the form of affiliated SARs, freestanding SARs, tandem SARs, or any combination of these forms of SARs. Affiliated SARs may be granted in connection with related stock options and may be automatically exercised upon exercise of the related stock option, with the grant price being equal to the option price of the related stock option. Freestanding SARs may be granted independent of the grant of any stock option with a grant price at least equal to the fair market value of a share of Common Stock on the date of grant. Tandem SARs are granted in conjunction with a related stock option at a grant price equal to the option price of the related stock option. Either the stock option or the tandem SAR will be adjusted for exercise of the other since the exercise of a stock option or the tandem SAR requires the surrender of the right to exercise the equivalent portion of the stock option or the tandem SAR, as applicable. The term of any SAR granted under the 1993 Plan may not exceed ten years.

     Upon exercise of an SAR, the participant will receive the difference between the fair market value of one share of Common Stock on the date of exercise and the grant price, multiplied by the number of shares with respect to which the SAR is exercised. Payment due upon exercise of an SAR may be in cash, in shares of Common Stock having a fair market value equal to the value of the SAR being exercised, or partly in cash and partly in shares of Common Stock, as determined by the Compensation Committee in its discretion. The Compensation Committee may impose restrictions on the exercise of SARs, including the imposition of window periods for exercise of an SAR for persons required to file reports pursuant to the provisions of Section 16 of the Exchange Act. Upon the death, disability or retirement of a participant, all outstanding SARs which are exercisable on the termination date shall remain exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability and three years after termination of employment in the case of retirement. Upon the death, disability or retirement of a participant, all outstanding SARs which are not exercisable on the termination date shall be forfeited regardless of whether termination is due to death, disability or retirement. Upon termination of employment of a participant for any reason other than set forth in the preceding sentence, all SARs held by the participant which are not vested as of the effective date of termination shall be forfeited and SARs which are vested as of the effective date of termination may be exercised for three months following the effective date of termination of employment; provided, however, that the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the SARs of a participant not vested as of such date. If employment of a participant is terminated by the Company for cause, all outstanding SARs held by the participant are forfeited immediately to the Company and no additional exercise period is allowed, regardless of whether any of the SARs are vested. SARs may only be transferred under the laws of descent and distribution and shall be exercisable during his or her lifetime only by the participant.

     The Compensation Committee may grant restricted shares of Common Stock to eligible employees, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Compensation Committee shall determine in its discretion. Subject to stockholder approval at this meeting, the total amount of restricted stock which could be awarded would be limited to 500,000 shares of Common Stock. Certificates for the shares of Common Stock covered by the award shall have appropriate restrictive legends placed on them with respect to such restrictions. Subject to the applicable restrictions, the grantee shall have the rights of a stockholder with respect to such shares. The shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period established by the Compensation Committee or upon earlier satisfaction of any other conditions specified by the Compensation Committee in its sole discretion. In addition, no restricted stock granted under the 1993 Plan may become vested in a participant sooner than six months following the date of its grant. In the event employment of a participant is terminated by reason of death, disability or retirement, all unvested shares of restricted stock shall immediately be forfeited; provided, however, that the Compensation Committee, in its sole discretion, shall have the right to provide for accelerated vesting of some or all unvested shares of restricted stock. In the event employment of a participant shall terminate for any other reason, all shares of restricted stock held by the participant which are not vested as of the effective date of the termination of employment shall be immediately forfeited and returned to the Company; provided, however, that the Compensation Committee, in its sole discretion, shall have the right, except in the case of termination of employment for cause, to provide for the lapse of restrictions on the restricted stock following employment termination, upon such terms and provisions as it deems proper.

     The Compensation Committee may grant performance shares and performance units awards to eligible employees, in such amounts, and subject to such terms and conditions as the Compensation Committee shall in its discretion determine. The grantee of such awards shall receive payment of the value of performance shares and performance units earned in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, which have an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period, in such combination as the Compensation Committee shall, in its sole discretion, determine. In the event the employment of a participant is terminated by reason of death, disability, retirement or involuntary termination without cause during the performance period, the participant shall receive a prorated payout of the performance units and performance shares earned, which shall be determined by the Compensation Committee in its sole discretion, and shall be based upon the length of time the participant held the award during the performance period and shall be further adjusted based upon the achievement of the preestablished performance goals. Such payment in the event of termination shall be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period; provided, however, that the Compensation Committee, in its sole discretion, shall have the power to accelerate the payment of the performance units and performance shares to participants whose employment has terminated. In the event that a participant's employment terminates for any reason other than the foregoing reasons, all performance units and performance shares shall be forfeited by the participant to the Company. Performance units and performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the participant's lifetime, the participant's rights under the 1993 Plan shall be exercisable only by the participant or the participant's legal representative.

     In the event that (i) any "person," as that term is defined under the Exchange Act (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires beneficial ownership of more than 50 percent of the outstanding voting securities, (ii) a majority of the individuals who constitute the Board of Directors at any time shall cease to be made up of "qualified directors," and (iii) the stockholders of the Company approve a merger or consolidation with or involving any other corporation, other than in a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 50 percent of the outstanding voting securities of the Company immediately after such transaction, then any stock option or SAR outstanding shall become fully vested and fully exercisable, any restriction periods and restrictions imposed on restricted stock shall lapse, the target value obtainable under all performance units and performance shares shall be deemed to have been fully earned for the entire performance period and the Compensation Committee may, in its discretion, make any other modifications to any awards as determined by the Compensation Committee to be deemed appropriate before the effective date of such transaction.

     A "qualified director" is a director who meets any of the following criteria: (1) was a director immediately after the effective date of the Reclassification (as defined in the Company's Registration Statement on Form S-4, relating to the 1993 Annual Meeting of Stockholders), including the three new directors elected in connection therewith; (2) was a director immediately after the Company's 1994 Annual Meeting of Stockholders; or (3) any director nominated for election as a director or elected to the Board of Directors by the directors to fill a vacancy by a vote of directors, and at the time of such nomination or election at least a majority of the directors were qualified directors.

                          3.  APPOINTMENT OF AUDITORS

     The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for fiscal year 1996 be ratified by the stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the 1996 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so. Under Delaware law, the Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes "cast" on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1996.

                          4.  EXPENSES OF SOLICITATION

     The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person, by telephone or telegram. All expenses in connection with the solicitation of proxies will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. The Company has retained a professional proxy soliciting organization, Georgeson & Company Inc. of New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone, telegram or mail. The Company will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

                          5.  STOCKHOLDERS' PROPOSALS

     Proposals of stockholders to be presented at the annual meeting to be held in 1997 must be received for inclusion in the Company's proxy statement and form of proxy by December 4, 1996.

                               6.  OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                            Secretary

May 3, 1996

                        TESORO PETROLEUM CORPORATION


                ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 1996


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


        PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.


        The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Petroleum Corporation held in the name of the undersigned at the close of business on April 25, 1996, at the Annual Meeting of Stockholders to be held at the Hilton Palacio del Rio Hotel, 200 South Alamo Street, San Antonio, Texas, on Thursday, June 6, 1996, at 10:00 A.M. Central time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided below), as indicated below upon the following proposals, more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.


              (Continued and to be signed on the reverse side)

                   PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK [X]


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2 AND "FOR" ITEM 3.


ITEM 1 - Election of 8 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).


           [ ] FOR all nominees      [ ] WITHHELD for all nominees


Nominees: Robert J. Caverly; Steven H. Grapstein; Alan J. Kaufman; Raymond K. Mason, Sr.; Sanford B. Prater; Bruce A. Smith; Patrick J. Ward; and Murray L. Weidenbaum.


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.


ITEM 2 - Proposal to increase the number of shares which can be granted under the Executive Long-Term Incentive Plan and limit the awards of restricted stock under such plan.


                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


ITEM 3 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1996.


                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


ITEM 4 - To transact such other business as may properly come before the meeting or any adjournment thereof.


                                       THIS PROXY WHEN PROPERLY EXECUTED AND
                                       RETURNED WILL BE VOTED IN THE MANNER
                                       DIRECTED BY THE UNDERSIGNED STOCKHOLDER.
                                       IF NO DIRECTION IS GIVEN, THIS PROXY
                                       WILL BE VOTED FOR ITEMS 1, 2 AND 3.


                                       Dated:_____________________________, 1996


                                       Signature:_______________________________


                                       Signature:_______________________________


PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                         TESORO PETROLEUM CORPORATION


                        EMPLOYEE STOCK OWNERSHIP PLAN


                                 THRIFT PLAN


                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 1996


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


        The undersigned participant in the TESORO PETROLEUM CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN and/or the TESORO PETROLEUM CORPORATION THRIFT PLAN (the "Plan(s)") hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Hilton Palacio del Rio Hotel, 200 South Alamo Street, San Antonio, Texas, on Thursday, June 6, 1996, at 10:00 A.M. Central time, and directs the Frost National Bank, Trustee, to vote (or cause to be voted) all shares of Tesoro Common Stock allocated to the undersigned's account under the Plan(s) and held in the Trustee's name on April 25, 1996, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided below), as indicated below upon the following proposals, more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.


               (Continued and to be signed on the reverse side)

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK [X]

             ______    ______
              ESOP     THRIFT


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2 AND "FOR" ITEM 3.


ITEM 1 - Election of 8 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).


           [ ] FOR all nominees      [ ] WITHHELD for all nominees


Nominees: Robert J. Caverly; Steven H. Grapstein; Alan J. Kaufman; Raymond K. Mason, Sr.; Sanford B. Prater; Bruce A. Smith; Patrick J. Ward; and Murray L. Weidenbaum.


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.


ITEM 2 - Proposal to increase the number of shares which can be granted under the Executive Long-Term Incentive Plan and limit the awards of restricted stock under such plan.


                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


ITEM 3 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1996.


                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


ITEM 4 - To transact such other business as may properly come before the meeting or any adjournment thereof.


                                       Dated:_____________________________, 1996


                                       Signature:_______________________________


PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                                                     APPENDIX


                          TESORO PETROLEUM CORPORATION
                       EXECUTIVE LONG-TERM INCENTIVE PLAN


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. Tesoro Petroleum Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tesoro Petroleum Corporation Executive Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares.

         Subject to ratification by an affirmative vote of a majority of Shares, the Plan shall become effective as of September 15, 1993 (the "Effective Date"), and shall remain in effect as provided in Section
         1.3 herein.

1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after September 15, 2003.

ARTICLE 2.  DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

(b) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

(c) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e) "Board" or "Board of Directors" means the Board of Directors of the Company.

(f) "Cause" means: (i) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

(g) "Change in Control" of the Company shall be deemed to have occurred if:

         (i) Any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock or the Company is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

         (ii) A majority of the Board at any time shall cease to be made up of Qualified Directors. For purposes hereof a Qualified Director is a director who meets any of the following criteria: (1) Was a director immediately after the effective date of the Reclassification (as defined in the Company's Registration Statement on S-4, relating to the 1993 Annual Meeting of Stockholders), including the three new directors elected in connection therewith; (2) Was a director immediately after the Company's 1994 Annual Meeting of Stockholders; (3) Any director nominated for election as a director or elected to the Board by the directors to fill a vacancy by a vote of directors, and at the time of such nomination or election at least a majority of the directors were qualified directors.

         (iii) The shareholders of the Company approve a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         However, in no event shall a "Change in Control" be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

(h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(i) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

(j) "Company" means Tesoro Petroleum Corporation, a Delaware corporation, or any successor thereto as provided in Article 17 herein.

(k) "Director" means any individual who is a member of the Board of Directors of the Company.

(l) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(m) "Employee" means any full-time, nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(o) "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

(p) "Freestanding SAR" means a SAR that is granted independently of any Options.

(q) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(r) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

(s) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

(t)      "Option" means an Incentive Stock Option or a Nonqualified Stock
         Option.

(u) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(v) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

(w) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

(x) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

(y) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

(z) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

(aa)     "Restricted Stock" means an Award granted to a Participant pursuant to
         Article 8 herein.

(ab) "Retirement" shall have the meaning ascribed to it in the tax-qualified pension plan of the Company.

(ac)     "Shares" means the shares of common stock of the Company.

(ad) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

(ae) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

(af) "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(ag) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

ARTICLE 3.  ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Executive Long-Term Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of all Directors who are not Employees (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(c)(2) of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3(c)(2).

3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 1,250,000. These Shares may be either authorized but unissued or reacquired Shares.

         The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

         (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

         (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

         (c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

         (d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

         (e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

         (f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all full-time, active Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

6.3 OPTION PRICE. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than the Fair Market Value of a Share on the date the Option is granted unless such Option is granted in connection with a deferral election pursuant to Article XI herein.

6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8      TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT.

         (A) TERMINATION BY DEATH. In the event the employment of a Participant is terminated by reason of death, all outstanding Options which are exercisable as of the date of death shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

                 Options which are not exercisable as of the date of death shall be forfeited and returned to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested Options upon such terms as the Committee deems advisable.

         (B) TERMINATION BY DISABILITY. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options which are exercisable as of the date the Committee determines the definition of

                 Disability to have been satisfied shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

                 Options which are not exercisable as of the date the Committee determines the definition of Disability to have been satisfied shall be forfeited and returned to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested Options upon such terms as the Committee deems advisable.

         (C) TERMINATION BY RETIREMENT. In the event the employment of a Participant is terminated by reason of Retirement, all outstanding Options which are exercisable as of the date of Retirement shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of Retirement, whichever period is shorter. Options which are not exercisable as of the date of Retirement shall be forfeited and return to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested Options upon such terms as the Committee deems advisable.

         (D) EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding vested Options shall equal the longer of (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         (E) EXERCISE LIMITATIONS ON ISOS. In the case of ISOs, the tax treatment prescribed under Section 422 of the Internal Revenue Code of 1986, as amended, may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

6.9 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

         Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date.

         If the employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

6.10 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

         The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs and Affiliated SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant.

7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 EXERCISE OF AFFILIATED SARS. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related options.

7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.6 TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.7 PAYMENT OF SAR AMOUNT. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

         (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.8 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act.

         For example, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash will be limited to Window Periods. However, if the Committee determines that the Participant is not an Insider, or if the securities laws change to permit greater freedom of exercise of SARs, then the Committee may permit exercise at any point in time, to the extent the SARs are otherwise exercisable under the Plan.

7.9      TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT.

         (A) TERMINATION BY DEATH. In the event the employment of a Participant is terminated by reason of death, all outstanding SARs which are exercisable as of the date of death shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the

                 Participant's rights under the SAR by will or by the laws of descent and distribution.

                 SARs which are not exercisable as of the date of death shall be forfeited and returned to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested SARs upon such terms as the Committee deems advisable.

         (B) TERMINATION BY DISABILITY. In the event the employment of a Participant is terminated by reason of Disability, all outstanding SARs which are exercisable as of the date the Committee determines the definition of Disability to have been satisfied shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

                 SARs which are not exercisable as of the date the Committee determines the definition of Disability to have been satisfied shall be forfeited and returned to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested SARs upon such terms as the Committee deems advisable.

         (C) TERMINATION BY RETIREMENT. ln the event the employment of a Participant is terminated by reason of Retirement, all outstanding SARs which are exercisable as of the date of Retirement shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of Retirement, whichever period is shorter.

                 SARs which are not exercisable as of the date of Retirement shall be forfeited and returned to the Company; provided, however, that the Committee may, at its sole discretion, provide for accelerated vesting of unvested SARs upon such terms as the Committee deems advisable.

         (D) EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding vested SARs shall equal the longer of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such SARs shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the SAR by will or by the laws of descent and distribution.

7.10 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 7.9 (and other than for Cause), all SARs held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the

         Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such SARs, subject to such terms as the Committee, in its sole discretion, deems appropriate.

         SARs which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date.

         If the employment of a Participant shall be terminated by the Company for Cause, all outstanding SARs held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the SARs.

7.11 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine.

8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Companywide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

                 "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tesoro Petroleum Corporation Executive Long-Term Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Tesoro Petroleum Corporation."

         The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his or her share certificate.

8.7 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

8.9 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event the employment of a Participant is terminated by reason of death, Disability, or

         Retirement, all unvested Shares of Restricted Stock shall immediately be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, shall have the right to provide for accelerated vesting of some or all unvested Shares of Restricted Stock, upon such terms as the Committee deems advisable. The holder of the certificates of Restricted Stock shall be entitled to have any nontransferability legends required under Sections 8.4 and 8.5 of this Plan removed from the Share certificates.

8.10 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than those specifically set forth in Section 8.9 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited (and, subject to Section 4.2 herein, shall once again become available for grant under the Plan).

         With the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following employment termination, upon such terms and provisions as it deems appropriate.

ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six (6) months in length.

9.3 EARNING OF PERFORMANCE UNITS/SHARES. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of each Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The

         Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period.

         Prior to the beginning of each Performance Period, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.

9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT, OR INVOLUNTARY TERMINATION (WITHOUT CAUSE). In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

         Payment of earned Performance Units/Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. However, the Committee, in its sole discretion, shall have the right to accelerate the timing of this payout, upon such terms and provisions as it deems appropriate.

9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company, and shall once again be available for grant under the Plan. However, the Committee, in its sole discretion, may provide a payout on any or all Performance Units/Shares, upon such times and provisions as it deems appropriate.

9.7 NONTRANSFERABILITY. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11.  DEFERRALS

The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12.  RIGHTS OF EMPLOYEES

12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

ARTICLE 13.  CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 18 herein:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the applicable Participants;

(c) The target payout opportunity attainable under all outstanding Performance Units and Performance Shares shall be deemed to have been earned for the portion of the Performance Period(s) that passed as of the effective date of the Change in Control. This pro rata value shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control. However, regardless of the above, Performance Units or Performance Shares that were granted less than six (6) months prior to the effective date of the Change in Control shall be forfeited in their entirety, and receive no accelerated payout.

(d) Subject to Article 14 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

(e) In the event that following the Change in Control the Shares are no longer traded over a national public securities exchange, Participants holding Options shall have the right to require the Company to make a cash payment to them in exchange for their Options. Such cash payment shall be contingent upon the Option holder surrendering his or her Option. The amount of the cash payment shall be determined by adding the total "spread" on all outstanding Options. For this purpose, the total "spread" shall equal the sum of the differences between: (i) the Fair Market Value of a Share on the date the Option is surrendered by the Participant; and (ii) the Option Price applicable to each Share held under Option.

ARTICLE 14.  AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such termination, amendment, or modification may:

         (a) Materially increase the total number of Shares which may be issued under this Plan, except as provided in Section 4.3 herein; or

         (b)     Materially modify the eligibility requirements; or

         (c)     Materially increase the benefits accruing under the Plan.

14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 15.  WITHHOLDING

15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

15.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the

         Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this Section 15.2.

         (A) AWARDS HAVING EXERCISE TIMING WITHIN PARTICIPANTS' DISCRETION. The Insider must either:

                 (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Insider on which the exercise of the Award is to occur, or

                 (ii) Make the stock withholding election in connection with an exercise of an Award which occurs during a Window Period.

         (B) AWARDS HAVING A FIXED EXERCISE/PAYOUT SCHEDULE WHICH IS OUTSIDE INSIDER'S CONTROL. The Insider must either.

                 (i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event (e.g., exercise or payout) relating to the Award is scheduled to occur; or

                 (ii) Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Award (for this purpose, an election may be made prior to such a Window Period, provided that it becomes effective during a Window Period occurring prior to the applicable taxable event).

ARTICLE 16.  INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17.  SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18.  LEGAL CONSTRUCTION

18.1 GENDER AND NUMBER. Except where otherwise indicated by the context any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

18.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.